Exhibit 99.2

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Financial Statements

For the Three and Six Months Ended June 30, 2011 and June 30 2010

(UNAUDITED)

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL

JUNE 30, 2011

(UNAUDITED)

(in U.S. Dollars)

Assets
Investments, at fair value (amortized cost $4,016,429,592)	$3,942,485,836
Cash and cash equivalents	260,709,601
Swap collateral	57,241,000
Interest receivable	15,683,293
Debt issuance costs (net of amortization of $3,137,551)	12,027,683
Receivable from investments sold	1,786,000

Total assets	$4,289,933,413

Liabilities and partners’ capital

Liabilities
Loan payable	$2,041,000,000
Payable for investments purchased	31,691,959
Unrealized depreciation on swap contracts	55,009,954
UST Warrant payable, at fair value	12,201,807
Interest on loan payable	1,145,531
UST Management fees payable	574,744
Professional fees payable	104,376
Administration fees payable	173,329
Accrued expenses and other liabilities	124,422

Total liabilities	2,142,026,122

Partners’ capital
General Partner	10,741
Limited Partners	2,147,896,550

Total partners’ capital	2,147,907,291

Total liabilities and partners’ capital	$4,289,933,413

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND JUNE 30, 2010

(UNAUDITED)

(in U.S. Dollars)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Investment income:
Interest income	$79,517,940	$37,946,984	$155,192,794	$56,731,774

Expenses:
Interest expense (including amortization of debt issuance costs of $479,631, $479,632, $953,992 and $873,000 respectively)	6,405,591	2,651,084	12,546,305	4,110,772
UST Management fees	574,743	574,743	1,149,487	1,087,913
Administration fees	229,152	104,529	440,238	206,652
Professional fees	40,165	47,370	79,888	94,219
Other expenses	41,137	31,165	81,822	61,986

Total expenses	7,290,788	3,408,891	14,297,740	5,561,542

Net investment income	72,227,152	34,538,093	140,895,054	51,170,232

Net realized gain (loss) and change in unrealized appreciation (depreciation):
Net realized gain (loss) on:
Investments	550	153,466	477,161	1,030,036
Swap contracts	958,019	235,953	(3,702,874)	235,953

Net change in unrealized appreciation (depreciation) on:
Investments	(230,751,910)	5,056,333	(203,075,084)	24,958,232
Swap contracts	(34,293,751)	(13,982,132)	(37,082,220)	(17,225,679)
UST Warrant	(212,189)	1,723,050	453,685	2,096,026

Net realized and unrealized gain (loss)	(264,299,281)	(6,813,330)	(242,929,332)	11,094,568

Net increase (decrease) in partners’ capital resulting from operations	$(192,072,129)	$27,724,763	$(102,034,278)	$62,264,800

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

(in U.S. Dollars)

	General Partner	The United States Department of the Treasury	Wellington Management Legacy Securities PPIF (Offshore), LP	Wellington Management Legacy Securities PPIF, LP	Total
Partners’ capital, at December 31, 2010	$10,530	$1,052,132,838	$755,851,462	$297,182,302	$2,105,177,132

Contributions	1,149	114,948,700	82,510,000	32,438,700	229,898,549
Distributions:
Investment proceeds	(431)	(41,992,097)	(30,966,963)	(12,174,621)	(85,134,112)
Allocation of net decrease in partners’ capital resulting from operations:
Net decrease in partners’ capital resulting from operations	(507)	(51,341,478)	(36,386,850)	(14,305,443)	(102,034,278)

Partners’ capital, at June 30, 2011	$10,741	$1,073,747,963	$771,007,649	$303,140,938	$2,147,907,291

Remaining capital commitments, end of period	$1,140	$113,764,126	$81,659,715	$32,104,410	$227,529,391

Wellington Management Legacy Securities PPIF Master Fund, LP

(a Delaware limited partnership)

STATEMENTS OF CASH FLOWS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND JUNE 30, 2010

(UNAUDITED)

(in U.S. Dollars)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net increase (decrease) in partners’ capital resulting from operations	$(192,072,129)	$27,724,763	$(102,034,278)	$62,264,800

Adjustments to reconcile net increase (decrease) in partners’ capital resulting from operations to net cash used in operating activities:
Purchase of investments in securities	(415,229,372)	(827,442,981)	(801,632,249)	(1,405,245,369)
Proceeds from disposition of investments in securities	120,169,561	42,302,935	234,964,858	71,803,650
Net realized gain on investments, excluding gain on Treasury Bill	(2,587,012)	(152,953)	(488,357)	(1,029,523)
Net change in unrealized depreciation on swap contacts	34,293,751	15,121,849	37,082,220	17,225,679
Net change in unrealized (appreciation) depreciation on investments	230,751,910	(5,056,333)	203,075,084	(24,958,232)
Net change in unrealized (appreciation) depreciation on UST Warrant	212,189	(1,723,050)	(453,685)	(2,096,026)
Accretion of discount, net	(32,092,876)	(13,723,903)	(62,986,523)	(20,434,237)
Amortization of debt issuance costs	479,631	479,632	953,992	873,000
Increase in swap collateral	(36,260,000)	(14,273,000)	(40,141,000)	(17,336,000)
Increase in interest receivable	(538,499)	(4,995,763)	(1,489,837)	(6,642,589)
Increase in receivable from investments sold	(1,786,000)	—	(1,508,000)	—
Increase (decrease) in payable for investments purchased	16,823,934	(35,908,088)	31,601,209	36,897,787
Increase (decrease) in interest on loan payable	(10,157)	321,783	145,055	481,636
Increase in UST management fees payable	—	61,574	—	143,736
Decrease in professional fees payable	(41,197)	(52,630)	(66,724)	(5,781)
Increase (decrease) in administration fees payable	(96,891)	29,529	(64,985)	5,457
Increase in accrued expenses and other liabilities	8,660	30,880	15,481	61,561

Net cash used in operating activities	(277,974,497)	(817,255,756)	(503,027,739)	(1,287,990,451)

Cash flows from financing activities:
Borrowings from loan	200,000,000	629,000,000	395,000,000	836,000,000
Contributions	229,898,549	75,204,697	229,898,549	629,423,036
Distributions	(47,728,212)	(513,176)	(85,134,112)	(1,906,093)

Net cash provided by financing activities	382,170,337	703,691,521	539,764,437	1,463,516,943

Net change in cash and cash equivalents	104,195,840	(113,564,235)	36,736,698	175,526,492

Cash and cash equivalents:
Beginning of period	156,513,761	445,967,101	223,972,903	156,876,374

End of period	$260,709,601	$332,402,866	$260,709,601	$332,402,866

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$5,936,117	$1,874,825	$11,447,258	$2,781,292

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